SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 12, 2003

NUMERICAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30005	94-3232104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 West Plumeria Drive, San Jose, California		95134-2134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 919-1910

(Former name or former address, if changed since last report)

Item 5.    Other Events.

On January 12, 2003, Numerical Technologies, Inc. (“Numerical”), Synopsys, Inc. (“Synopsys”) and Neon Acquisition Corporation, a wholly-owned subsidiary of Synopsys (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). A copy of the Merger Agreement is attached hereto as Exhibit 2.1. Concurrently with the execution of the Merger Agreement, Synopsys and certain of Numerical’s executive officers and directors entered into a Stockholder Tender Agreement (the “Tender Agreement”), a copy of which is attached hereto as Exhibit 2.2.

Subject to the terms and conditions of the Merger Agreement, Purchaser will make a tender offer for all of the outstanding shares of Numerical’s common stock at a price to the Numerical stockholders of $7.00 per share (the “Offer”), which will be followed by a merger of Purchaser with and into Numerical, with Numerical to survive the merger and to become a wholly-owned subsidiary of Synopsys (the “Merger”).

For further information, reference is made to the following exhibits, the contents of which are hereby incorporated by reference, (i) the Merger Agreement referred to above, (ii) the Tender Agreement referred to above, and (iii) the press release jointly issued by Numerical and Synopsys on January 13, 2003 announcing the signing of the Merger Agreement and the related Tender Agreement.

Numerical security holders and any potential investors in Numerical are advised to carefully read the tender offer statement on Schedule TO, the solicitation/recommendation statement on Schedule 14D-9 and any other documents Numerical or Synopsys files with the Securities and Exchange Commission in connection with the proposed tender offer or merger when such documents become available because they will contain important information about the proposed transaction. Investors and security holders may obtain free copies of these documents (when available) and other documents filed by Numerical at the SEC’s website at www.sec.gov. These documents (when available) may also be obtained for free by contacting Investor Relations at (408) 919-1910 at Numerical.

The press release announcing the transaction was previously filed by Numerical filed on Schedule 14D-9 as a preliminary communication on January 12, 2003. The Offer is subject to several conditions, including the expiration of applicable waiting periods under antitrust laws and other customary conditions.

In addition, Numerical issued a Press Release dated as of January 15, 2003 announcing (i) operating results for Numerical’s fourth quarter and fiscal year 2002 and (ii) a lawsuit filed against Numerical and its board of directors on January 14, 2003. The information that is set forth in Numerical’s Press Release dated as of January 15, 2003 is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits.

2.1	Agreement and Plan of Merger dated as of January 12, 2003 among Numerical Technologies, Inc., Synopsys, Inc. and Neon Acquisition Corporation.

2.2
Stockholder Tender Agreement dated as of January 12, 2003 among Synopsys, Inc., William H. Davidow, Abbas el Gamal, Narendra K. Gupta, Harvey Jones, Thomas Kailath, Richard Mora, Yagyensh C. Pati, Sushma Pati, Yao-Ting Wang, and Atul and Preethi Sharan.

99.1	Press Release dated January 13, 2003.*

99.2	Press Release dated January 15, 2003.

*	Previously filed on Schedule 14D-9 as a preliminary communication.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2003	NUMERICAL TECHNOLOGIES, INC.

/s/ Naren Gupta
Naren Gupta Chief Executive Officer and President

INDEX TO EXHIBITS

Exhibit Number	Description of Document

2.1	Agreement and Plan of Merger dated as of January 12, 2003 among Numerical Technologies, Inc., Synopsys, Inc. and Neon Acquisition Corporation.

2.3
Stockholder Tender Agreement dated as of January 12, 2003 among Synopsys, Inc., William H. Davidow, Abbas el Gamal, Narendra K. Gupta, Harvey Jones, Thomas Kailath, Richard Mora, Yagyensh C. Pati, Sushma Pati, Yao-Ting Wang, and Atul and Preethi Sharan.

99.1	Press Release dated January 13, 2003.*

99.2	Press Release dated January 15, 2003.

*	Previously filed on Schedule 14D-9 as a preliminary communication.